                                                                     EXHIBIT 4.6

         FIRST AMENDMENT (this "Amendment"), dated as of November ___, 2001, to the VCA Antech, Inc. Senior Notes Indenture (the "Holdings Indenture"), dated as of September 20, 2000, by and between VCA Antech, Inc., a Delaware corporation (formerly known as Veterinary Centers of America, Inc.) ("Holdings"), and Chase Manhattan Bank and Trust Company, National Association, a national banking association organized under the federal laws of the United States, as trustee. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Holdings Indenture.

                                    RECITALS

         WHEREAS, the parties have agreed to amend the Holdings Indenture, but only upon the terms and subject to the conditions set forth below,

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1.       Section 1.01 (Definitions).  Section 1.01 of the Holdings Indenture
         --------------------------
shall be amended by inserting the following terms with the following definitions thereof:

         "Company 144A Notes" means the ___% Senior Subordinated Notes due 2009
          ------------------
to be issued by the Company pursuant to the Company 144A Notes Indenture in an original aggregate principal amount of up to $175,000,000.

         "Company 144A Notes Indenture" means the Indenture to be entered into
          ----------------------------
among the Company, the Guarantors (as defined therein) and the trustee named therein, pursuant to which the Company 144A Notes shall be issued.

         "Company Purchase Agreement" means the Purchase Agreement, dated as of
          --------------------------
the Closing Date, by and among the Company, the Guarantors and the Purchasers.

2.       Section 1.01 (Definitions).
         --------------------------

         a.       Clause (iii) of the definition of "Change of Control" in
Section 1.01 of the Company Indenture shall be amended to read in its entirety as follows:

"(iii) the consummation of any transaction (including, without limitation, any merger or consolidation), as a result of which, (x) prior to a Note Registration, (1) the Principals, Management Investors and their Related Parties beneficially own and control, directly or indirectly, less than 40% of the aggregate voting interest attributable to all outstanding Capital Stock of Holdings, or (2) GEI and its Affiliates beneficially own, directly or indirectly, less than 20% of the aggregate voting interest attributable to all outstanding Capital Stock of Holdings, or (y) Holdings ceases to own directly 100% of the outstanding Equity Interests of the Company or (z) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), other than the Principals, Management Investors or their Related Parties, shall have acquired, directly or indirectly, beneficial ownership of 35% or more on a fully diluted basis of the aggregate voting interest attributable to all outstanding Capital Stock of Holdings and the

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Principals, Management Investors or their Related Parties have less voting power than such Person or "group" or"

         b. The definition of "Consolidated EBITDA" in Section 1.01 of the Company Indenture shall be amended to read in its entirety as follows:

         "Consolidated EBITDA" means for the applicable period of measurement,
          -------------------
the Consolidated Net Income of Holdings and its Subsidiaries on a consolidated basis, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, plus (ii) provisions for taxes based on income, plus (iii) total depreciation expense, plus (iv) total amortization expense, plus (v) other non-cash items reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item but, notwithstanding anything to the contrary herein, including, without limitation, reserves for lease expenses and charges and expenses related to the closure of hospitals to the extent not paid in cash), all fees and expenses incurred in connection with the Merger and the financing thereof, including all non-compete payments, employment contract termination payments, deferred payments for restricted Capital Stock of Holdings and stay bonuses made in connection with the Merger and identified on Schedule 1(q) to the Purchase Agreement; plus (vi) non-recurring costs incurred by Holdings and its Subsidiaries in 1999 relating to year 2000 computer matters; plus (vii) other one-time non-recurring charges incurred by Holdings, the Company or any of its Subsidiaries associated with the consummation of Holdings' initial public offering and the issuance of the Company 144A Notes, including, without limitation (A) any non-cash charges incurred by Holdings and/or the Company; provided that such non-cash charges shall not exceed $10,400,000 in the aggregate; (B) a one-time payment to GEI; provided that such one-time payment to GEI shall not exceed $8,000,000; and (C) underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, less other non-cash items increasing Consolidated Net Income (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period).

         c.       The definition of "Consolidated Interest Expense" in Section
1.01 of the Holdings Indenture shall be amended to read in its entirety as follows:

         "Consolidated Interest Expense" means for the applicable period of
          -----------------------------
measurement of Holdings and its Subsidiaries on a consolidated basis, the aggregate interest expense (whether or not payable in cash) for such period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for Holdings and its Subsidiaries on a consolidated basis, but excluding all amortization of financing fees and other charges incurred by Holdings and its Subsidiaries in connection with the issuance of the Notes, the issuance of the Company Notes, the issuance of the Company 144A Notes and the borrowings under the Credit Agreement, minus interest income of Holdings and its Subsidiaries for such period, on a consolidated basis.

         d. Clause (i) of the definition of "Permitted Partially Owned Subsidiary" in Section 1.01 of the Holdings Indenture shall be amended to read in its entirety as follows:

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

"(i) with respect to each Permitted Partially Owned Subsidiary other than the Exempt Subsidiaries, Capital Stock representing 51% or more of the aggregate voting and economic interests in such Subsidiary is directly or indirectly owned, beneficially and of record, by the Company,"

         e. Clause (iv) of the definition of "Permitted Partially Owned Subsidiary" in Section 1.01 of the Holdings Indenture shall be amended to read in its entirety as follows:

"(iv) at the time of designation of any Permitted Partially Owned Subsidiary as such, that portion of Consolidated EBITDA attributable to all Permitted Partially Owned Subsidiaries (including the Subsidiary proposed to be designated as such) does not represent more than 15% of the Consolidated EBITDA for the four-Fiscal Quarter period most recently ended."

3.       Section 5.02 (Restricted Payments).
         ----------------------------------

         Section 5.02(a) of the Holdings Indenture shall be amended to read in its entirety as follows:

         "(a) Holdings shall not, and shall not permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of Capital Stock or other Equity Interests of, including any payment in connection with a merger or consolidation involving Holdings or any of its Subsidiaries, (ii) purchase, redeem or otherwise acquire for value any shares of Capital Stock or other Equity Interests of Holdings or any of its Subsidiaries now or hereafter outstanding, (iii) make any payment or prepayment of principal of, premium, if any, interest, redemption, exchange, purchase, retirement, defeasance, sinking fund or other payment with respect to, any Subordinated Indebtedness or (iv) make any Restricted Investments (the items described in clauses (i), (ii), (iii), and (iv) are referred to as "Restricted Payments"); except that Holdings, the Company or any Subsidiary of the Company may make a Restricted Payment if at the time of and after giving effect to such Restricted Payment;

                                    (A) no Default or Event of Default shall
                  have occurred and be continuing or would occur as a consequence thereof; and

                                    (B) Holdings or the Company, as the case may
                  be, would, at the time such Restricted Payment was made and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-Fiscal Quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Test set forth in Section 5.04(a) hereof;

                                    (C) if being made by the Company or any of
                  its Subsidiaries, such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by the next succeeding paragraph (b)), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first Fiscal Quarter commencing after the date of this Indenture to the end of the Company's most recently ended Fiscal Quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company from contributions of capital from Holdings to the Company since the date of this Indenture or the issue or sale since the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Capital Stock or debt securities that have been converted into Disqualified Capital Stock), plus (3) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment; and

                                    (D) if being made by Holdings, such
                  Restricted Payment, together with the aggregate of all other Restricted Payments made by Holdings, the Company and its Subsidiaries after the date of this Amendment (excluding Restricted Payments permitted by the next succeeding paragraph
                  (b) and excluding Restricted Payments made to Holdings as permitted in Clause (C) above), is less than the sum of (1) 50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from the beginning of the first Fiscal Quarter commencing after the date of this Amendment to the end of the Company's most recently ended Fiscal Quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by Holdings from the issue or sale since the date of this Amendment of Equity Interests of Holdings or of debt securities of Holdings that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of Holdings and other than Disqualified Capital Stock or debt securities that have been converted into Disqualified Capital Stock), plus (3) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment."

4.       Section 5.04 (Incurrence of Indebtedness and Issuances of Disqualified
         ----------------------------------------------------------------------
Capital Stock or Preferred Stock).
---------------------------------


         a. The final proviso of the final sentence of Section 5.04(a) shall be amended to read in its entirety as follows:

"provided, however, such calculations of Adjusted EBITDA with respect to Permitted Acquisitions, the consideration for which constitutes $3,000,000 or less, shall be based on reasonable estimations of such pre-acquisition Adjusted EBITDA based on actual pre-acquisition revenues."

         b. A new Section 5.04(b)(xxi) shall be added to the Holdings Indenture to read in its entirety as follows:

         "(xxi) the Guarantee by Holdings of Indebtedness under the Company 144A Notes and the Company 144A Notes Indenture, provided that such Guarantee shall be subordinated to the Notes and the Guarantee by Holdings of Indebtedness under the Credit Documents to the same extent the Company 144A Notes are subordinated in right of payment to "Senior Indebtedness" (as such term is defined in the Company 144A Notes Indenture)."

5.       Section 7.01 (Events of Default).
         --------------------------------

         A new Section 7.01(h) shall be added to the Holdings Indenture to read in its entirety as follows:

         "(h) an Event of Default (as defined in the Company 144A Notes Indenture) occurs under the Company 144A Notes Indenture."

6.       Holdings Indenture Remains in Effect. Except as expressly amended
         ------------------------------------
herein, the Holdings Indenture shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Holdings Indenture or the Notes or to prejudice any other right or rights which the holders of the Notes may now have or may have in the future under or in connection with the Holdings Indenture or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

7.       Counterparts.  This Amendment may be executed by one or more of the
         ------------
parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.       GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
         -------------
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

9.       Effectiveness.  The effectiveness of this Amendment shall be contingent
         -------------
on the execution of the Company 144A Notes Indenture, the sale of the Company 144A Notes and the consummation of Holdings' initial public offering.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the day and year first above written.

VCA ANTECH, INC.


By:
         --------------------------------------------
         Name:
         Title:


CHASE MANHATTAN BANK AND TRUST
COMPANY, NATIONAL ASSOCIATION


By:
         --------------------------------------------
         Name:
         Title:

Agreed to and accepted by:

GS MEZZANINE PARTNERS II, L.P.

By:      GS Mezzanine Advisors II, L.L.C.,
         its general partner


By:
         --------------------------------------------
         Name:
         Title:



GS MEZZANINE PARTNERS II OFFSHORE, L.P.

By:      GS Mezzanine Advisors II, L.L.C.
         its general partner


By:
         --------------------------------------------
         Name:
         Title:



TCW LEVERAGED INCOME TRUST, L.P.

By:      TCW Advisers (Bermuda), Ltd.
         as its General Partner


By:
         --------------------------------------------
         Name:
         Title:



By:      TCW Investment Management Company
         as Investment Adviser

By:
         --------------------------------------------
         Name:
         Title:

TCW LEVERAGED INCOME TRUST II, L.P.

By:      TCW (LINC II), L.P.
         as its General Partner

By:      TCW Advisers (Bermuda), Ltd.
         its General Partner


By:
         --------------------------------------------
         Name:
         Title:



By:      TCW Investment Management Company
         as Investment Adviser

By:
         --------------------------------------------
         Name:
         Title:

TCW LEVERAGED INCOME TRUST IV, L.P.

By:      TCW Asset Management Company
         As its Investment Adviser

By:
         --------------------------------------------
         Name:
         Title:



By:
         --------------------------------------------
         Name:
         Title:



By:      TCW (LINC IV), L.L.C.
         As General Partner

By:      TCW Asset Management Company
         As its Managing Member

By:
         --------------------------------------------
         Name:
         Title:


By:
         --------------------------------------------
         Name:
         Title:

TCW/CRESCENT MEZZANINE PARTNERS II, L.P.

By:      TCW/Crescent Mezzanine II, L.P.
         its general partner or managing owner

By:      TCW/Crescent Mezzanine, L.L.C.
         its general partner


By:
         --------------------------------------------
         Name:
         Title:



TCW/CRESCENT MEZZANINE TRUST II

By:      TCW/Crescent Mezzanine II, L.P.
         its general partner or managing owner

By:      TCW/Crescent Mezzanine, L.L.C.
         its general partner


By:
         --------------------------------------------
         Name:
         Title:



THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


By:
         --------------------------------------------
         Name:
         Title: